Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Immatics N.V. of our report dated March 5, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Immatics N.V.’s Annual Report on Form 20-F for the year ended December 31, 2025.

Stuttgart, Germany

June 25, 2026

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Marcus Nickel Wirtschaftsprüfer (German Public Auditor)	/s/ Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)